Exhibit 99.4

NOTICE OF GRANT OF RESTRICTED STOCK AWARD

ANIKA THERAPEUTICS, INC.
2017 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Anika Therapeutics, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan (the “Plan”), to the Grantee designated in this Notice of Grant of Restricted Stock Award (the “Notice of Grant”), the number of Restricted Shares set forth in the Notice of Grant (the “Award”), subject to certain terms and conditions as outlined below in the Notice of Grant and the additional terms and conditions set forth in the attached Terms and Conditions of Restricted Stock Award (the “Terms and Conditions,” and together with the Notice of Grant, the “Award Agreement”).

Grantee:	[Name]
Grant Date:	[Date]
Number of Restricted Shares:	[####]
Vesting Schedule:

Subject to the provisions of the Terms and Conditions, the Award shall vest in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to the applicable vesting date:

[Insert schedule – time-based or performance-based]

Acceleration of Vesting on Change in Control:	All unvested Restricted Shares under this Award Agreement shall become vested and restrictions with respect to Restricted Shares hereunder shall automatically lapse immediately prior to, and contingent upon, a Change in Control.

By signing below, the Grantee agrees that the Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement, as of the Grant Date.

GRANTEE	ANIKA THERAPEUTICS, INC.

Sign Name:	Sign Name:

Print Name:	Print Name:

Title:

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TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

1.	Grant of Restricted Stock.

(a)       The Award granted to the Grantee and described in the Notice of Grant is subject to the terms and conditions of the Plan. The terms and conditions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, the Award Agreement shall be construed in accordance with the terms and conditions of the Plan. Any capitalized term not otherwise defined in the Award Agreement shall have the definition set forth in the Plan.

(b)       The Committee has approved the grant to the Grantee of the Award, conditioned upon the Grantee’s acceptance of the terms and conditions of the Award Agreement within 60 days after the Award Agreement is presented to the Grantee for review.

(c)       As of the Grant Date, the Company grants to the Grantee the number of restricted Shares set forth in the Notice of Grant (the “Restricted Shares”), subject to the terms and conditions of the Plan and the Award Agreement. If and when the restrictions set forth in Section 2 below lapse in accordance with the Award Agreement prior to forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such Shares shall no longer be considered Restricted Shares for purposes of the Award Agreement.

(d)       As soon as practicable after the Grant Date, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of the Grantee, including through the use of book entry. Such certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Section 3 below). Upon the request of the Company, the Grantee shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(e)       In the event that a certificate for the Restricted Shares is delivered to the Grantee, such certificate shall bear the following legend:

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan and a restricted stock award agreement entered into between the registered owner and Anika Therapeutics, Inc. Copies of such plan and agreement are on file in the executive offices of Anika Therapeutics, Inc.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

2.	Restrictions.

(a)       The Grantee shall have all rights and privileges of a Stockholder as to the Restricted Shares, including the right to vote and receive dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply:

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(i)       the Grantee shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until the expiration of the Restricted Period without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;

(ii)       none of the Restricted Shares may be sold, transferred (other than by will or the laws of descent and distribution), assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Shares; and

(iii)       all of the Restricted Shares shall be forfeited and returned to the Company and all rights of the Grantee with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Section 4 below.

(b)       Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in the Award Agreement shall be void and of no effect.

3.             Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Restricted Shares, or such applicable portion of the Restricted Shares, are deemed vested under the schedule set forth in the Notice of Grant including any applicable accelerated vesting provisions set forth in the Notice of Grant.

4.	Forfeiture.

(a)       If, during the Restricted Period, (i) the Grantee incurs a Separation from Service, (ii) there occurs a material breach of the Award Agreement by the Grantee or (iii) the Grantee fails to meet the tax withholding obligations described in Section 5 below, all rights of the Grantee to the Restricted Shares that have not vested in accordance with Section 3 above including pursuant to any applicable accelerated vesting provisions set forth in the Notice of Grant shall terminate immediately and be forfeited in their entirety.

(b)       In the event of any forfeiture under this Section 4, the certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that were forfeited.

5.	Withholding.

(a)       The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Award.

(b)       The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the tax withholding provisions of Section 17.3 of the Plan.

(c)       The Grantee shall meet any withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to the Award. Notwithstanding the foregoing, the Grantee shall have the right to request to meet, subject to the approval of the Committee in its sole discretion, any withholding requirement (i) by having withheld from the Award at the appropriate time that number of whole Shares whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to the Award or (ii) by a combination of Shares and cash.

6.             Adjustment. Upon any event described in Section 15 of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 15 of the Plan shall apply to the Award.

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7.             Bound by Plan and Committee Decisions. By accepting the Award, the Grantee acknowledges that the Grantee has received a copy of the Plan, has had an opportunity to review the Plan, and agrees to be bound by all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Award Agreement and the Plan, the provisions of the Plan shall control. The authority to manage and control the operation and administration of the Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to the Award Agreement as it has with respect to the Plan. Any interpretation of the Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to the Award Agreement or the Plan shall be final and binding on all persons.

8.             Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Award Agreement and the Plan and that the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of the Award.

9.             Regulatory Restrictions on the Restricted Shares. Notwithstanding the other provisions of the Award Agreement, the Committee may impose such conditions, restrictions and limitations on the issuance of Common Stock with respect to the Award unless and until the Committee determines that such issuance complies with (a) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules and (d) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

10.	Miscellaneous.

(a)       Notices. Any notice that either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)       Waiver. The waiver by any party hereto of a breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)       Entire Agreement. The Award Agreement and the Plan constitute the entire agreement between the parties with respect to the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)       Binding Effect; Successors. The obligations and rights of the Company under the Award Agreement shall be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The obligations and rights of the Grantee under the Award Agreement shall be binding upon and inure to the benefit of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)       Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. The Award Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. For purposes of resolving any dispute that arises directly or indirectly in connection with the Award Agreement, the Grantee, by virtue of receiving the Award, hereby submits and consents to the exclusive jurisdiction of the Commonwealth of Massachusetts and agrees that any related litigation shall be conducted solely in the courts of Middlesex County, Massachusetts or the United States District Court for the District of Massachusetts, where the Award Agreement is made and to be performed, and no other courts. The Grantee may be served with process in any manner permitted under Massachusetts law, or by United States registered or certified mail, return receipt requested.

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(f)       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of the Award Agreement.

(g)       Amendment. The Award Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award.

(h)       Severability. The invalidity or unenforceability of any provision of the Award Agreement shall not affect the validity or enforceability of any other provision of the Award Agreement, and each other provision of the Award Agreement shall be severable and enforceable to the extent permitted by law.

(i)       No Rights to Service. Nothing contained in the Award Agreement shall be construed as giving the Grantee any right to be retained, in any position, as a director, officer, employee, or consultant of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever or for no reason, subject to the Company’s articles of incorporation, bylaws and other similar governing documents and applicable law.

(j)       Section 409A. It is intended that the Award Agreement and the Award will be exempt from (or in the alternative will comply with) Code Section 409A, and the Award Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 10(j) shall not be construed as a guarantee of any particular tax effect for the Grantee’s benefits under the Award Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Code Section 409A or any other provision of the Code.

(k)       Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Award Agreement and the Plan.

(l)       Confidentiality. The Grantee agrees that the terms and conditions of the Award reflected in the Award Agreement are strictly confidential and, with the exception of the Grantee’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed or revealed to any other persons, entities or organizations, whether within or outside Company, without prior written approval of Company. The Grantee shall take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.

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